Exhibit 16

                                                DUNCAN BUDGE
                                                P.O. BOX 86207 STN. MAIN
                                                NORTH VANCOUVER, B.C.  V7L 4J8
                                                TELEPHONE: (604) 990-8068
                                                FACSIMILE: (604) 990-8013
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February 25, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

I have read the five paragraphs of Item 4 included in the Form 8-K, dated February 25, 2002, of Quotemedia.com, Inc. (Commission File Number: 0-28599) filed with the Securities and Exchange Commission and I am in agreement with the statements contained therein.

Yours very truly,

/s/ DUNCAN BUDGE

Duncan Budge

cc:  Mr. Keith Randall, Chief Financial Officer
     Quotemedia.com, Inc.